                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          ACCREDO HEALTH, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                          (ACCREDO HEALTH, INC. LOGO)

                          ACCREDO HEALTH, INCORPORATED
                          1640 CENTURY CENTER PARKWAY
                                   SUITE 103
                            MEMPHIS, TENNESSEE 38134

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          THURSDAY, NOVEMBER 16, 2000

To the Stockholders of Accredo Health, Incorporated:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Accredo Health, Incorporated (the "Company" or "Accredo"), will be held at the Accredo Health offices, 1640 Century Center Parkway, Suite 103, Memphis, Tennessee, 38134, on Thursday, November 16, 2000 at 10:00 a.m. (Central
Time) for the following purposes:

          (1) To elect two Class II directors to serve for a term of three (3) years and until their successors are elected;

          (2) To ratify the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending June 30, 2001;

          (3) To approve the proposed amendment to the Company's Amended and Restated Certificate of Incorporation which increases the number of authorized shares of the Company's Common Stock, $.01 par value from 30,000,000 to 50,000,000;

          (4) To approve the proposed amendment to the Company's Amended and Restated Certificate of Incorporation which eliminates the Company's Non-Voting Common Stock, $.01 par value;

          (5) To approve the proposed amendment to the Company's Amended and Restated Certificate of Incorporation which eliminates the Company's Series A Cumulative Preferred Stock;

          (6) To consider and vote upon a proposal to approve an amendment to the Accredo Health, Incorporated 1999 Long-Term Incentive Plan (the "Long-Term Incentive Plan") to increase the number of shares available for issuance thereunder; and

          (7) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on September 18, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

     The Board of Directors of the Company unanimously recommends that stockholders vote FOR the director nominees named in the Proxy Statement, FOR approval of the appointment of Ernst & Young LLP as auditors for the Company, FOR approval of the proposed amendments to the Company's Amended and

Restated Certificate of Incorporation and FOR approval of the proposed amendment to the Long-Term Incentive Plan.

     Stockholders are cordially invited to attend the meeting in person.

                                          By Order of the Board of Directors

                                          /s/ Thomas W. Bell, Jr.
                                          Thomas W. Bell, Jr.,
                                          Secretary

October 23, 2000

                                   IMPORTANT

     YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PERSONALLY PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          (ACCREDO HEALTH, INC. LOGO)

                          ACCREDO HEALTH, INCORPORATED
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 16, 2000

     This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Accredo Health, Incorporated (the "Company" or "Accredo") from holders of the Company's common stock, $0.01 par value (the "Common Stock"). These proxies will be voted at the 2000 annual meeting of stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. (Central Time) on Thursday, November 16, 2000, at the offices of the Company, 1640 Century Center Parkway, Suite 103, Memphis, Tennessee 38134, and at any adjournments or postponements thereof. The mailing address of the principal executive offices of the Company is 1640 Century Center Parkway, Suite 101, Memphis, Tennessee 38134.

     Only holders of record of shares of Common Stock outstanding as of the close of business on September 18, 2000 (the "Record Date"), are entitled to notice of and to vote on each matter submitted to a vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes for directors. As of the close of business on September 18, 2000, the Company had 16,901,404 shares of Common Stock outstanding. The Notice of Annual Meeting, this Proxy Statement, and the proxy are being first mailed to stockholders on or about October 23, 2000.

     A majority of the outstanding shares of Common Stock entitled to vote at the meeting, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the Annual Meeting, or if for any reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn or postpone the Annual Meeting with or without a vote of the stockholders. If adjournment is proposed by the Company, the persons named on the enclosed proxy will vote such shares for which they have voting authority in favor of adjournment.

     All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no specification is made, the proxies will be voted in favor of the matters listed on the proxy card. Directors must be elected by a plurality of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present. Approval of the amendments to the Company's Amended and Restated Certificate of Incorporation (proposals 3, 4 and 5) will require the affirmative vote of the majority of shares of Common Stock outstanding as of the record date. Approval of other matters will be determined based upon the affirmative vote of the majority of shares present (in person or by proxy) held by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present.

     Shares represented by proxies that are marked "withhold authority" or "abstain" will be counted as shares present for purposes of establishing a quorum. Shares represented by proxies that include broker nonvotes will also be counted as shares present for purposes of establishing a quorum. A broker nonvote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Neither withholding authority to vote with respect to one or more nominees or a broker nonvote will have an effect on the outcome of the election of directors, the approval of auditors for Accredo, the approval of amendments to the Company's Amended and Restated Certificate of Incorporation or the approval of the amendment to the Long-Term Incentive Plan.

     All expenses of the Annual Meeting, including the cost of soliciting proxies, will be paid by the Company. The Company may reimburse persons holding shares in their names for others, or holding shares for the others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons' reasonable expenses in forwarding the proxy materials to their principals.

     Any stockholder returning the accompanying proxy card may revoke that proxy at any time prior to its exercise by (a) giving written notice to the Company of such revocation, (b) voting in person at the meeting, or (c) the executing and delivering to the Company a proxy card bearing a later date.

                        PROPOSALS FOR STOCKHOLDER ACTION

                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is composed of three classes, designated Class I, Class II, and Class III. The term of the Class II directors expires at the Annual Meeting. The current Class II directors are Andrew M. Paul and Kyle
J. Callahan. Mr. Paul is not standing for re-election as a director and the Board of Directors by action taken at a meeting on October 4, 2000, designated Kyle J. Callahan and Dick R. Gourley as the nominees for election as Class II directors at the annual meeting. The term of the Class III directors will expire at the 2001 annual meeting of the stockholders of the Company and the term of the Class I directors will expire at the 2002 annual meeting of the stockholders of the Company. Each succeeding term of a director in Class I, Class II, or Class III shall be for three years or until his or her successor is elected. The Class I directors are David D. Stevens, Kenneth J. Melkus and Kevin L. Roberg, and the Class III directors are Patrick J. Welsh, John R. ("Randy") Grow, and Kenneth R. Masterson.

     The Amended and Restated Certificate of Incorporation of the Company presently provides that the Board of Directors shall consist of between five and twelve members, and that the actual number of members shall be determined within such minimum and maximum by resolutions adopted by an affirmative vote of at least two-thirds (2/3) of the total number of directors then in office. The Amended and Restated Certificate of Incorporation of the Company further provides that any vacancy in the Board created by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise may be filled, until the next election of directors by the stockholders, by the affirmative vote of at least two-thirds (2/3) of the total number of directors then remaining in office, though they may constitute less than a quorum of the Board.

     Each nominee for election at the Annual Meeting has consented to be a candidate and to be so named in this Proxy Statement and to serve, if elected. If any nominee becomes unable or unwilling to serve, although not anticipated, the persons named as proxies will have the discretionary authority to vote for a substitute. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Therefore, the two nominees for election as Class II directors who receive the greatest number of votes cast at the Annual Meeting will be elected to the Board of Directors as Class II directors. Unless otherwise specified, the accompanying proxy will be voted FOR Kyle J. Callahan and Dick R. Gourley as Class II directors.

     Information as to each nominee and as to directors continuing as Class I directors and Class III directors follows:

CLASS II DIRECTORS -- NOMINEES FOR ELECTION AT THE ANNUAL MEETING -- TERM EXPIRING AT THE 2003 ANNUAL MEETING

  KYLE J. CALLAHAN
  Age -- 34

     Mr. Callahan has served as Senior Vice President and a Director of Accredo since Accredo's wholly owned subsidiary, Hemophilia Health Services, Inc. ("HHS") was acquired by the Company in June 1997. Mr. Callahan has served as President of HHS since June 1997. From HHS's inception in 1990 until June 1997, Mr. Callahan served in several management and executive positions with HHS, including Vice President of Operations.

  DICK R. GOURLEY
  Age -- 55

     Dr. Gourley has served as Dean and Professor of Pharmacy Practice and Pharmacoeconomics with Tenure at the College of Pharmacy, University of Tennessee, Memphis, Tennessee, since December 1989. Dean Gourley has previously served as Provost at Mercer University, Atlanta, Georgia and as a Professor in the Colleges of Pharmacy at Mercer University and University of Nebraska. He has been a visiting professor at the Universities of Sydney, Otago and Hirshomia. He has published over 50 referred manuscripts and is the co-editor of the Textbook of Therapeutics. Dr. Gourley is a licensed pharmacist and holds a Doctor of Pharmacy degree from the College of Pharmacy, University of Tennessee. Dr. Gourley is a director of several private companies, is a member of the Medical Advisory Board on Education and Research, PlanetRX, Inc., and has served on the Dean's Advisory Council of Walgreens Company, Chicago, Illinois.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES AS CLASS II DIRECTORS.

     CURRENT DIRECTORS WHOSE TERMS ARE NOT EXPIRING AT THE ANNUAL MEETING:

CLASS III DIRECTORS -- TERM EXPIRING AT THE 2001 ANNUAL MEETING

  PATRICK J. WELSH
  Age -- 57

     Mr. Welsh has been a Director of Accredo since June 1997. Mr. Welsh was a founder of Welsh Carson Anderson & Stowe in 1979 and is a general partner of the sole general partner of Welsh Carson Anderson & Stowe VII, L.P. Prior to 1979, Mr. Welsh was president and a Director of Citicorp Venture Capital, Ltd., an affiliate of Citicorp engaged in venture capital investing. Mr. Welsh is a director of Savvis Communications Corporation and also serves as a director of several private companies.

  JOHN R. (RANDY) GROW
  Age -- 52

     Mr. Grow has served as President of Accredo since it was acquired from LeBonheur Health Systems, Inc. ("LHS") in 1996 and has served as a Director of Accredo since June 1997. Mr. Grow has also served as President of Accredo's indirect subsidiary, Nova Factor, Inc. ("Nova Factor") since 1996, and Chief Operating Officer and Director since 1990. Previously, Mr. Grow was employed in the home infusion industry as President of Curaflex Health Infusion Services, Inc. from 1988 to 1989 and as Area Vice President of Caremark, Inc. from 1985 to 1988.

  KENNETH R. MASTERSON
  Age -- 56

     Mr. Masterson has been a Director of Accredo since April 1998. Mr. Masterson joined Federal Express Corporation in 1980 and in 1996 he became Executive Vice President, General Counsel and Secretary of Federal Express Corporation. In 1998, Mr. Masterson assumed the same duties for FedEx Corporation, a transportation holding company and the parent company of the FedEx family of corporations worldwide. Mr. Masterson is also a director of Thomas & Betts Corporation.

CLASS I DIRECTORS -- TERM EXPIRING AT THE 2002 ANNUAL MEETING

  KENNETH J. MELKUS
  Age -- 54

     Mr. Melkus has been a Director of Accredo since October, 1997. Mr. Melkus currently serves as a consultant to Welsh Carson Anderson & Stowe. From its founding in 1993 to its sale in 1996, Mr. Melkus served as Chairman of the Board and Chief Executive Officer of HealthWise of America, Inc., an operator of health maintenance organizations. From 1986 until 1993, Mr. Melkus served as Vice Chairman and President of Surgical Care Affiliates, Inc., an operator of outpatient surgery centers. Mr. Melkus is also a director of Quorum Health Group, Inc.; OrothoLink, Inc.; Cardiology Partners of America; MedSynergies, Inc.; Emerald Health Network; Physicians Healthcare Plans, Inc.; United Surgical Partners; and Behavioral Health.

  KEVIN L. ROBERG
  Age -- 49

     Mr. Roberg has been a Director of Accredo since November, 1999. Mr. Roberg is a general partner of Delphi Ventures, a healthcare focused venture capital firm. From 1995 to 1998 Mr. Roberg served as the Chief Executive Officer and President of ValueRX and Medintell Systems Corporation, which was acquired by ValueRX. Mr. Roberg has held numerous positions with healthcare companies since 1974, including positions with United Healthcare Corporation, Partners National Health Plans, American MedCenters, Inc., and MedCenters Health Care, Inc. Mr. Roberg serves as a director of Duane Reade Drug Stores; Dignified Assisted Living, Inc.; JLJ Medical Devices, Inc.; OmniCell Technologies, Inc.; and ViTec, Inc.

  DAVID D. STEVENS
  Age -- 47

     Mr. Stevens has served as Chief Executive Officer of Accredo since it was acquired from LHS in 1996 and has served as a Director of Accredo since June 1997. Previously, Mr. Stevens served as Chief Operating Officer of Accredo's wholly owned subsidiary, Southern Health Systems, Inc. ("SHS") since its inception in 1983. Mr. Stevens has served as President of SHS since 1993 and Director since 1996. He has served as Chief Executive Officer of SHS's wholly owned subsidiary Nova Factor since 1996 and as a Director since 1990.

          BOARD COMMITTEES, ATTENDANCE, AND COMPENSATION OF DIRECTORS

COMMITTEES

     The Board of Directors has established two Committees, the Audit Committee and the Compensation Committee, each of which is briefly described below.

     The Company's Audit Committee, composed solely of non-employee directors, recommends the annual appointment of the Company's independent auditors and, in conjunction with such auditors, reviews the scope of audit and other assignments and related fees. The Audit Committee also reviews the accounting principles used by the Company in financial reporting and the adequacy of the Company's internal control procedures, all in conjunction with the Company's auditors. The Audit Committee currently consists of Kenneth J. Melkus, Kenneth R. Masterson and Kevin L. Roberg.

     The Company's Compensation Committee, composed solely of non-employee directors, is responsible for reviewing and approving salaries, bonuses, and other compensation for the Company's executive officers and administering any stock option and other employee benefit plans of the Company. The Compensation Committee currently consists of Patrick J. Welsh and Kenneth J. Melkus.

MEETINGS

     During the Company's fiscal year ended June 30, 2000 ("Fiscal 2000"), the Board of Directors of the Company held seven meetings. In addition, the Compensation Committee met four times and the Audit Committee held four meetings. During Fiscal 2000, each incumbent director attended 75% or more of the aggregate number of meetings held by the Board of Directors and its committees on which he served, with the exception of Mr. Masterson and Mr. Roberg who because of an unavoidable prior commitment or illness were unable to attend two of the Board meetings held in fiscal 2000.

COMPENSATION OF DIRECTORS

     Employees of the Company who are members of the Board of Directors of the Company do not receive any compensation for serving on the Company's Board of Directors. Each non-employee member of the Board of Directors, received a fee for serving as a director prior to December 1, 1999 equal to $1,500.00 for each meeting of the Board of Directors attended by such director. During the period December 1, 1999 to November 30, 2000 each non-employee director received a fee for serving as a director in the form of non-qualified stock options for 15,000 shares of Accredo common stock (taking into account the 3 for 2 stock split that occurred in February 2000). These options were 100% vested on the date of grant and are exercisable at an exercise price of $19.33 per share. The options expire on November 10, 2009. For the period December 1, 2000 to November 30, 2001, each non-employee member of the Board of Directors will receive options for 10,000 shares of Accredo common stock, plus a cash payment of $10,000.00. These options are 100% vested on the date of grant and are exercisable at an exercise price per share equal to the fair market value of Accredo stock on the date of the grant. These options will expire 10 years after the date of grant. All directors of the Company, including members who are employees, receive reimbursement of out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors or committees thereof.

     In May 1996, the Company adopted the Nova Holdings, Inc. and its Subsidiaries Stock Option and Restricted Stock Purchase Plan ("1996 Option Plan") to provide for grants of options to its officers, employees and directors. The 1996 Option Plan was amended in 1997.

     The 1996 Option Plan provides for the discretionary grant of options to Directors of the Company who are not employees of the Company (each an "Eligible Director"). Pursuant to the 1996 Option Plan each then Eligible Director was, in February 1998, awarded an initial grant of non-qualified options to purchase 30,000 shares (on a post-split basis). Mr. Masterson was granted non-qualified options to purchase 30,000 shares in April 1998 (on a post-split basis). Mr. Roberg was granted nonqualified options to purchase 15,000 shares on November 18, 1999 (on a post-split basis). The Option Price for each option granted to a director under the 1996 Option Plan in 1998 was $4.00 and the Option Price for each option granted to Mr. Roberg on November 18, 1999 was $19.58, each price respectively having been determined to be the fair market value per share at the time of the grant. Such options are vested ratably each year on the anniversary of the grant date over the four year period commencing on the grant date. If elected as a director by the shareholders at the Annual Meeting, Dr. Gourley will be granted nonqualified options to purchase 10,000 shares of Accredo stock at an option price equal to the fair market value of the stock on the date of grant. These options will also vest ratably over four years. Directors of the Company are eligible for future grants of stock awards under the 1996 Option Plan and the Company's 1999 Long-Term Incentive Plan.

                                  PROPOSAL 2.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The independent accounting firm of Ernst & Young LLP has served as the Company's independent auditors since its inception and the Company's Board of Directors has selected Ernst & Young LLP to conduct the annual audit of the financial statements of the Company for its fiscal year ending June 30, 2001. Ernst & Young LLP has no financial interest, direct or indirect, in the Company and does not have any connection with the Company except in its professional capacity as an independent auditor. The ratification by the stockholders of the selection of Ernst & Young LLP as independent auditors is not required by law or by the Bylaws of the Company. The Board of Directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this selection to its stockholders. If this selection is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent auditors for the fiscal year ending June 30, 2001. Even if the selection is ratified, the Board of Directors in its sole discretion may direct the appointment of a different independent accounting firm at any time during the fiscal year if the Board determines that such a change would be in the best interest of the Company and its stockholders. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

                                  PROPOSAL 3.

          APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                  TO INCREASE THE NUMBER OF AUTHORIZED SHARES

     On October 4, 2000, the Board of Directors of the Company approved, subject to shareholder approval, an amendment to Article IV of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, $.01 par value which the Company has authority to issue from 30,000,000 to 50,000,000 (the "Amendment").

     As of September 18, 2000, 16,901,404 shares of the Company's Common Stock were issued and outstanding and 1,854,550 shares of the Company's Common Stock were reserved for issuance under the Company's 1996 Option Plan, the 1999 Long-Term Incentive Plan and the Accredo Health, Incorporated 1999 Employee Stock Purchase Plan. Therefore 11,244,046 shares of the Company's Common Stock were authorized but unissued and unreserved.

     The Amendment will ensure that shares of the Company's Common Stock will be available, if needed, for issuance in connection with stock splits, stock dividends, acquisitions and other corporate purposes. The Board of Directors believes that the availability of the additional shares for such purposes without delay or the necessity for a shareholders' meeting would be beneficial to the Company. The Company has no immediate plans to issue any of the additional shares of its Common Stock that would be authorized by the Amendment.

     No further action by the shareholders of the Company would be necessary prior to the issuance of the additional shares of the Company's Common Stock, except as may be required by applicable law or any stock exchange on which the Company's securities may then be listed. Neither the shares of the Company's Common Stock presently authorized nor the shares of the Company's Common Stock to be authorized by the Amendment have preemptive rights.

     If someone attempted a hostile takeover of the Company, the use of the additional authorized shares to make a counteroffer for the shares of the bidder or to sell shares to dilute the voting power of the bidder could make the takeover attempt more difficult. The Amendment is not part of a plan by the Company to adopt a series of antitakeover amendments, and the Company's Board of Directors presently is unaware of any effort to accumulate shares of the Company's Common Stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

     The Company's Amended and Restated Certificate of Incorporation and By-Laws presently contain certain provisions which could be construed as antitakeover measures. The Company's Amended and Restated Certificate of Incorporation and By-Laws provide that the Board of Directors of the Company will be divided into three classes of directors, with each class to be as nearly equal in number as possible. The term of the office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a full three-year term. A director may be removed from office prior to the expiration of his or her term only "for cause". Under the classified board of directors provision described above, it would take at least two elections of Directors for anyone to gain control of the Company's Board of Directors. Accordingly, these provisions would tend to discourage unfriendly takeovers. Cumulative voting is not provided for by either the Amended and Restated Certificate of Incorporation or the By-Laws of the Company.

     Our Amended and Restated Certificate of Incorporation and By-Laws provide that the number of directors will be fixed from time to time with the consent of two-thirds of the Board. Moreover, our Amended and Restated Certificate of Incorporation provides that directors may only be removed "for cause" by the affirmative vote of the holders of at least a majority of the outstanding shares of our capital stock then entitled to vote at an election of directors. This provision prevents stockholders from removing any incumbent director without cause and allows two-thirds of the incumbent directors to add additional directors without the approval of stockholders until the next annual meeting of stockholders at which directors of that class are elected.

     The Company's Amended and Restated Certificate of Incorporation and By-Laws establish an advance notice procedure for shareholders to make nominations of candidates for election as Directors, or to bring other business before an annual meeting of the Company's shareholders. The Company's Amended and Restated Certificate of Incorporation and By-Laws provide that any persons who are nominated by, or at the direction of, the Company's Board of Directors, by a nominating committee appointed by the Board of Directors, or by a shareholder who has given timely written notice to the Company's Secretary prior to the meeting at which Directors are to be elected, will be eligible for election as Directors of the Company. The Company's Amended and Restated Certificate of Incorporation and By-Laws also provide that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Company's Board of Directors, or by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before such meeting. Under the Amended and Restated Certificate of Incorporation and By-Laws, a shareholder's notice must also contain certain information specified in the By-Laws. These provisions would prevent a stockholder from making a proposal or a director nomination at a stockholder meeting without us having advance notice of the proposal or director nomination. This provision could make a change in control more difficult by providing our Board of Directors with more time to prepare an opposition to a proposed change in control.

     The Company's Amended and Restated Certificate of Incorporation authorizes the Board of Directors (without shareholder approval) to issue shares of Preferred Stock from time to time in one or more series, each series to have such powers, designations, preferences and rights, and qualifications, limitations or restrictions thereof, as may be determined by the Board of Directors by adoption of an amendment to the Restated Certificate of Incorporation that specifies the terms of the series of Preferred Stock. Because the Board of Directors has the power to establish the preferences and rights of each series of Preferred Stock, it may afford the holders of any series of Preferred stock preference and rights, voting or otherwise, that are senior to the rights of holders of Common Stock. The Company currently has no shares of Preferred Stock outstanding.

     Our by-laws also contain a provision requiring the vote of the holders of two-thirds of the outstanding common stock in order to call a special meeting of stockholders. This provision would prevent a stockholder with less than a two-thirds interest from calling a special meeting to consider a merger unless such stockholder had first garnered adequate support from a sufficient number of other shareholders.

     The Delaware Business Corporation Law (the "DBCL") applies to the Company as a Delaware corporation. Under certain circumstances, the following provisions of the DBCL may delay, prevent or make more difficult unsolicited acquisitions or changes of control of the Company. Such provisions also may have the effect of preventing changes in the management of the Company. It is possible that such provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

     Subject to some exceptions, Section 203 of the DBCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a definitive period of time. That period is three years from the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the Board of Directors or unless the business combination is approved in a prescribed manner. A "business combination" includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to some exceptions, an "interested stockholder" is a person who, together with his, her or its affiliates and associates, owns, or owned within three years prior, 15% or more of the corporation's voting stock. The above provisions do not apply to corporations that so elect in an amendment to their articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective until 12 months after its passage and would apply only to stock acquisitions occurring after its effective date. The Company's Restated Articles of Incorporation do not exclude the Company from the restrictions imposed by such provisions.

     The overall effect of the provisions of the statutes, the Company's Restated Articles of Incorporation and By-Laws described above may be to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control of the Company by a holder of a large block of the Company's Common Stock or other person, or the removal of incumbent management, even if such actions may be beneficial to the Company's shareholders generally.

     If the Amendment to increase the number of authorized shares of the Company's Common Stock and the amendment to Article IV of the Company's Amended and Restated Certificate of Incorporation set forth in proposals 4 and 5 below are approved, Article IV of the Company's Amended and Restated Certificate of Incorporation will read as set forth on Appendix A hereto.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT.

                                  PROPOSAL 4.

                     APPROVAL OF AMENDMENT TO THE COMPANY'S
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                      TO ELIMINATE NON-VOTING COMMON STOCK

     Article IV of the Company's Amended and Restated Certificate of Incorporation provides for 2,500,000 shares of Non-Voting Common Stock. On October 4, 2000, the Board of Directors of the Company approved, subject to shareholder approval, an Amendment to Article IV of the Company's Amended and Restated Certificate of Incorporation to eliminate the authorized shares of the Company's Non-Voting Common Stock which the Company has authority to issue.

     The Non-Voting Common Stock was originally authorized and issued to Welsh Carson Anderson & Stowe VII, L.P. in April 1999. Welsh Carson Anderson & Stowe VII, L.P. converted the Non-Voting Common Shares to Common Stock on August 13, 1999. There are currently no shares of Non-Voting Common Stock outstanding. The Company does not anticipate a need for Non-Voting Common Stock in the future and the elimination of Non-Voting Common Stock from the Amended and Restated Certificate of Incorporation will reduce certain future tax liabilities which would otherwise be owed to the states in which the Company is incorporated or otherwise qualified to do business as a foreign corporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT.

                                  PROPOSAL 5.

                     APPROVAL OF AMENDMENT TO THE COMPANY'S
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                TO ELIMINATE SERIES A CUMULATIVE PREFERRED STOCK

     Article IV of the Company's Amended and Restated Certificate of Incorporation states that the Company has authority to issue 300,000 shares of Series A Cumulative Preferred Stock, $1.00 par value. On October 4, 2000, the Board of Directors of the Company approved, subject to shareholder approval, an amendment to Article IV of the Company's Amended and Restated Certificate of Incorporation to delete and eliminate the Company's authority to issue authorized shares of the Series A Cumulative Preferred Stock.

     The Company has authority under Article IV of its Amended and Restated Certificate of Incorporation to issue up to 300,000 shares of Series A Cumulative Preferred Stock. The Company issued 255,361 shares of Series A Cumulative Preferred Stock to certain individuals on May 31, 1996. The Corporation redeemed all of the outstanding Series A Cumulative Preferred Stock from stockholders of record on March 22, 1999 in accordance with, and at a redemption price, as set out in the Amended and Restated Certificate of Incorporation. The Company used part of the proceeds from its initial public offering on April 16, 1999 to redeem all of the outstanding Series A Cumulative Preferred Stock.

     Section A.7. of Article IV provides that shares of Series A Cumulative Preferred Stock which are redeemed or otherwise acquired by the Company in any manner shall be retired and cancelled promptly after the acquisition thereof and the number of authorized shares of Series A Cumulative Preferred Stock shall be reduced accordingly. As a result, the Company currently has authority to only issue 44,639 shares of Series A Cumulative Preferred Stock.

     The purpose of this proposed amendment to the Amended and Restated Certificate of Incorporation is to eliminate not only the reference to the Series A Cumulative Preferred Stock that was redeemed, but also those remaining shares that are authorized, but that have not been issued. The Company's state tax liability in various states is calculated based upon the number of authorized shares contained in its Articles of Incorporation. This Amendment to the Company's Articles of Incorporation to eliminate the reference to Series A Cumulative Preferred Stock will reduce future tax liabilities which would otherwise be owed to certain states in which the Company is incorporated or otherwise qualified to do business as a foreign corporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT.

                                  PROPOSAL 6.

                     APPROVAL OF PROPOSED AMENDMENT TO THE
                            LONG-TERM INCENTIVE PLAN

     The Accredo Health, Incorporated 1999 Long-Term Incentive Plan (the "Long-Term Incentive Plan") was adopted by the Board of Directors on April 9, 1999 and approved by the stockholders of the Company on April 12, 1999. Under the Long-Term Incentive Plan, the Company has reserved for issuance upon the grant or exercise of awards a total of 750,000 shares of the authorized but unissued shares of Common Stock (taking into account the 3 for 2 stock split in February 2000). On October 4, 2000, the Board of Directors adopted a resolution approving and recommending to the stockholders for their approval an amendment to the Long-Term Incentive Plan which would increase the number of shares of Common Stock reserved for issuance under the Long-Term Incentive Plan from 750,000 to 2,250,000 shares. The Board of Directors has approved the proposed amendment to the Long-Term Incentive Plan for submission to the stockholders at the Annual Meeting. If approved by the stockholders, the proposed Amendment will be effective as of the date of the Annual Meeting.

     If the amendment to increase the number of shares of Common Stock reserved for issuance under the Long Term Incentive Plan is approved, the Amended and Restated Long Term Incentive Plan will read as set forth on Appendix B hereto. A summary of the Long-Term Incentive Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the plan as set forth on Appendix B.

GENERAL

     The purpose of the Long-Term Incentive Plan is to promote the success, and enhance the value, of the Company by linking the personal interest of employees, officers, consultants and directors to those of the stockholders, and by providing such employees, officers, consultants and directors with an incentive for outstanding performance. As of September 30, 2000, there were approximately 190 persons eligible to participate in the Long-Term Incentive Plan.

     The Long-Term Incentive Plan authorizes the granting of awards to employees, officers, consultants and directors of the Company or its subsidiaries in the following forms: (i) options to purchase shares of Common Stock which may be incentive stock options or nonqualified stock options; (ii) stock appreciation rights ("SARs"); (iii) performance units; (iv) restricted stock; (v) dividend equivalents; (vi) other stock-based awards; or (vii) any other right or interest relating to Common Stock or cash. The maximum number of shares of Common Stock with respect to one or more options and/or SARs that may be granted during any one calendar year under the Long-Term Incentive Plan to any one participant is 500,000.

     Pursuant to Section 162(m) of the Code, the Company may not deduct compensation in excess of $1 million paid to the President and the four next most highly compensated executive officers of the Company. The Long-Term Incentive Plan is designated to comply with Code Section 162(m) so that the grant of options and SARs under the Long-Term Incentive Plan, and other awards, such as performance units, that are conditioned on the performance goals described in Section 13.12 of the Long-Term Incentive Plan, will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible by the Company.

ADMINISTRATION

     The Long-Term Incentive Plan provides that it will be administered by a committee designated by the Board of Directors of the Company (the "Committee"), or at the discretion of the Board from time to time, by the Board. The Board of Directors has designated the Compensation Committee to serve as the Committee under the Long-Term Incentive Plan. The Committee has the power, authority and discretion to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Long-Term Incentive Plan; and make all other decisions and determinations that may be required under, or as the Committee deems necessary or advisable to administer, the Long-Term Incentive Plan.

AWARDS

     Stock Options. The Committee is authorized to grant options, which may be incentive stock options or nonqualified stock options, to participants. All options must be evidenced by a written award agreement between the Company and the participant, which will include such provisions as may be specified by the Committee. The Long-Term Incentive Plan provides that the exercise price of an option will not be less than the fair market value of the underlying Common Stock as of the date of the grant. The terms of any incentive stock option must meet the requirements of Section 422 of the Code, including stockholder approval requirements.

     Stock Appreciation Rights. The Committee may grant SARs to participants. Upon the exercise of the SAR, the participant has the right to receive the excess, if any, of: the fair market value of one share of Common Stock on the date of exercise, over the grant price of the SAR as determined by the Committee, which will not be less than the fair market value of one share of Common Stock on the date of grant. All awards of SARs must be evidenced by an award agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the SAR, as determined by the Committee at the time of grant.

     Performance Units. The Committee may grant performance units to participants on such terms and conditions as may be selected by the Committee. The Committee will have the complete discretion to determine the number of performance units granted to each participant and to set performance goals and other terms or conditions to payment of the performance units in its discretion which, depending on the extent to which they are met, will determine the number and value of performance units that will be paid to the participant.

     Restricted Stock Awards. The Committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

     Dividend Equivalents. The Committee is authorized to grant dividend equivalents to participants subject to such terms and conditions as may be selected by the Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Common Stock subject to an Award under the Long-Term Incentive Plan, as determined by the Committee. The Committee may provide that dividend equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

     Other Stock-Based Awards. The Committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock as deemed by the Committee to be consistent with the purposes of the Long-Term Incentive Plan, including without limitation shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock and awards valued by reference to book value of shares of Common Stock or the value of securities of or the performance of specified subsidiaries of the Company. The Committee will determine the terms and conditions of any such awards.

     Performance Goals. The Committee may determine that any award will be determined solely on the basis of (a) the achievement by the Company or a subsidiary company of a specified target return, or target growth in return, on equity or assets, (b) the Company's or subsidiary's stock price, (c) the Company's total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by a business unit of the Company or subsidiary of a specified target, or target growth in, net income or earnings per share, (e) the achievement of objectively determinable goals with respect to service or product delivery, service or product quality, customer satisfaction, meeting budgets and/or retention of employees, or (f) any combination of the goals set forth in (a) through (e) above. If an award is made on such basis, the Committee will establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code
Section 162(m) or the regulations thereunder), and the Committee may reduce (but not increase) the award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

     Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable awards.

     Acceleration Upon Certain Events. Upon the participant's death or disability, all outstanding options, SARs, and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding awards will lapse. Any options or SARs will thereafter continue or lapse in accordance with the other provisions of the Long-Term Incentive Plan and the award agreement. Unless otherwise provided in an Award Agreement approved by the Committee, if a Change in Control (as defined in the Long-Term Incentive Plan) occurs, then all outstanding Awards that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Under certain conditions, the Board of Directors may determine that events not otherwise constituting a Change in Control will be considered a Change in Control.

TERMINATION AND AMENDMENT

     The Board of Directors or the Committee may, at any time and from time to time, terminate, amend or modify the Long-Term Incentive Plan without stockholder approval. The Committee may, however, condition any amendment on the approval of the stockholders of the Company if such approval is necessary or deemed advisable with respect to tax or securities or if modification of the Long-Term Incentive Plan may, without the written consent of the participant, adversely affect any award previously granted under the Long-Term Incentive Plan.

CERTAIN FEDERAL INCOME TAX EFFECTS

     Nonqualified Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted nonqualified stock option. However, the participant will realize ordinary income on the exercise of the nonqualified stock option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction (subject to Code Section 162(m) limitations). The gain, if any, realized upon the subsequent disposition by the participant of the Common Stock will constitute short-term or long-term capital gain, depending on the participant's holding period.

     Incentive Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of an incentive stock option or the exercise thereof by the participant, except that upon exercise of an incentive Stock option, the participant may be subject to alternative minimum tax on certain items of tax preference. If the participant holds the shares of Common Stock for the greater of two years after the date the option was granted or one year after the acquisition of such shares of Common Stock (the "required holding period"), the difference between the aggregate option price and the amount realized upon disposition of the shares of Common Stock will constitute long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other "disqualifying disposition" during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the Common Stock purchased at the time of exercise over the aggregate option price, and the Company will be entitled to a federal income tax deduction in that amount (subject to Code Section 162(m) limitations).

     SARs. Under present federal income tax regulations, a participant receiving a SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When a participant exercises a SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant, and the Company will be allowed a deduction in that amount for federal income tax purposes (subject to Code Section 162(m) limitations).

     Performance Units. Under present federal income tax regulations, a participant receiving performance units will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When a participant receives payment of performance units, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant, and the Company will be allowed a deduction in that amount for federal income tax purposes (subject to Code Section 162(m) limitations).

     Restricted Stock. Under present federal income tax regulations, and unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a restricted stock award will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock, and the Company will be entitled to a tax deduction in that amount (subject to Code Section 162(m) limitations).

BENEFITS TO NAMED EXECUTIVE OFFICERS, DIRECTORS AND OTHERS

     As of September 30, 2000, awards had been granted under the Long-Term Incentive Plan to the persons and groups shown in the table below. In addition, the Company has agreed to grant awards to (i) Dick R. Gourley, if he is elected a director of the Company at the Annual Meeting, and (ii) the outside directors for service on the Board during the period December 1, 2000 through November 30, 2001. Any future awards under the Long-Term Incentive Plan will be made at the discretion of the Committee or the Board, as the case may be. Consequently, the Company cannot determine, with respect to (1) the executive officers of the Company, (2) all current executive officers as a group, (3) all non-executive directors, as a group, or (4) all eligible participants, including all current officers who are not executive officers, as a group, either the benefits or amounts that will be received in the future by such persons or groups pursuant to the Long-Term Incentive Plan.

                         1999 LONG-TERM INCENTIVE PLAN

                                                                STOCK OPTION GRANTS
                                                              ------------------------
                                                              DOLLAR VALUE   NUMBER OF
NAME AND POSITION                                              OF OPTIONS     OPTIONS
-----------------                                             ------------   ---------
Kenneth R. Masterson, Director..............................       (2)         15,000
Kenneth J. Melkus, Director.................................       (2)         15,000
Andrew M. Paul, Director....................................       (2)         15,000
Kevin L. Roberg, Director...................................       (2)         30,000
Patrick J. Welsh, Director..................................       (2)         15,000
All Executive Officers as a Group...........................       (2)             --
All Non-Executive Directors as a Group......................       (2)         90,000
All Non-Executive Employees as a Group......................       (2)        104,289

---------------

(1) The options granted to such persons named in this table become exercisable on various dates ranging from immediately upon issuance to the first four anniversaries of the date of grant. The exercise price per share for options granted was the fair market value per share on the date of grant.
(2) The dollar value of the above options is dependent on the difference between the exercise price and the fair market value of the underlying shares on the date of exercise.

REASONS FOR AMENDMENT OF THE LONG-TERM INCENTIVE PLAN

     The Company believes that granting awards under the Long-Term Incentive Plan is necessary to attract, retain and motivate qualified employees and consultants, including but not limited to individuals who are or will be employed by Accredo. Accredo may also grant awards to new employees joining the Company through acquisitions. Management believes that grants to employees of acquired companies are an important tool, enhancing Accredo's ability to acquire companies and pursue its growth strategy, by aligning the interests of these new employees with those of Accredo's stockholders.

     There are currently fewer than 560,000 shares available for grant under the Company's Long-Term Incentive Plan and the Company's 1996 Stock Option Plan, which are the only plans under which the Company will make grants to current officers, employees and consultants. The Company has determined not to make future grants under option plans of acquired companies.

     The Company believes it is important to make annual grants that vest over a period of time to current officers and employees, so that they have a continuing incentive to improve the Company's performance and mirror the results for the Company's shareholders. To be able to continue to use stock-based incentives to attract new employees, to incent and retain existing employees, and to align the incentives of employees of acquired companies with those of Accredo's stockholders, the Board of Directors has recommended an amendment to increase the number of shares of Common Stock reserved for issuance under the Long-Term Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE LONG-TERM INCENTIVE PLAN.

                        SECURITY OWNERSHIP OF DIRECTORS,
                      OFFICERS AND PRINCIPAL STOCKHOLDERS

     The following table sets forth the number of shares of Common Stock held beneficially, directly or indirectly, as of the Record Date (September 18, 2000) by (a) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, (b) each director and director nominee of the Company, (c) the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer whose total salary and bonus for fiscal 2000 exceeded $100,000 (collectively, the "Named Executive Officers"), and (d) all directors, nominees and officers of the Company as a group, together with the percentage of the outstanding shares of Common Stock which such ownership represents.

                                  COMMON STOCK

                                                                  BENEFICIAL
                                                                 OWNERSHIP(1)
                                                              -------------------
                                                               NUMBER     PERCENT
                                                              ---------   -------
Janus Capital Corporation(2)................................    895,257     5.3
David D. Stevens(3).........................................    418,394     2.4
John R. Grow(4).............................................    156,441       *
Joel R. Kimbrough(5)........................................    170,652     1.0
Kyle J. Callahan(6).........................................     97,429       *
Thomas W. Bell, Jr.(7)......................................     35,080       *
Kenneth R. Masterson(8).....................................     55,500       *
Kenneth J. Melkus(9)........................................     30,000       *
Andrew M. Paul(10)(11)......................................     47,684       *
Patrick J. Welsh(10)(12)....................................    151,578       *
Kevin L. Roberg(13).........................................     22,500      --
Dick R. Gourley.............................................        150      --
All executive officers, directors and nominees as a group
  (11 persons)(14)..........................................  1,185,408     6.7

---------------

   * Less than 1%.
 (1) Information relating to the beneficial ownership of Common Stock by the above individuals is based upon information furnished by each such individual using "beneficial ownership" concepts set forth in rules promulgated by the Securities and Exchange Commission (the "Commission") under Section 13(d) of the Exchange Act. Beneficial ownership includes shares as to which such person or group, directly or indirectly, through any contract, management, understanding, relationship, or otherwise has or shares voting power and/or investment power as those terms are defined in Rule 13d-3(a) of the Exchange Act. Except as indicated in other footnotes to this table, each individual listed above possesses sole voting and investment power with respect to all shares set forth by his or its name, except to the extent such power is shared by a spouse under applicable law. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage by the particular person or group, but are not deemed outstanding for any other purpose.
 (2) The address of Janus Capital Corporation is 100 Fillmore Street, Denver, Colorado 80206-4923. This information is derived from a 13F filing made by such holder as to shares as to which it exercises shared investment discretion as of June 30, 2000. We make no representation as to the accuracy and completeness of this information regarding Janus.
 (3) Includes options to purchase 286,144 shares granted under our stock option plan.
 (4) Includes options to purchase 108,546 shares granted under our stock option plan.
 (5) Includes options to purchase 151,071 shares granted under our stock option plan.
 (6) Includes options to purchase 49,125 shares granted under our stock option plan.
 (7) Includes options to purchase 24,375 shares granted under our stock option plan.

 (8) Includes options to purchase 30,000 shares granted under our stock option plan. The address for Mr. Masterson is c/o FedEx Corporation, 942 S. Shady Grove Road, Memphis, Tennessee 38120.
 (9) Includes options to purchase 15,000 shares granted under our stock option plan. The address for Mr. Melkus is 102 Woodmont Blvd., Suite 110, Nashville, Tennessee 37205.
(10) The address of the named person is 320 Park Avenue, Suite 2500, New York, New York 10022.
(11) Includes options to purchase 30,000 shares granted under our stock option plan.
(12) Includes options to purchase 30,000 shares granted under our stock option plan.
(13) Includes options to purchase 18,750 shares granted under our stock option plan. The address for Mr. Roberg is 1695 Hunter Drive, Medina, Minnesota 55391.
(14) Includes options to purchase an aggregate of 743,011 shares granted under our stock option plan.

                                   MANAGEMENT

     The Named Executive Officers of the Company are listed in the table below. Biographical information concerning David D. Stevens, John R. ("Randy") Grow, and Kyle Callahan, who are also directors of the Company, is set forth under Proposal 1 in this Proxy Statement. Biographical information concerning all other executive officers of the Company is set forth below.

NAME                                         AGE                    POSITION
----                                         ---                    --------
David D. Stevens...........................  47    Chairman of the Board of Directors and
                                                     Chief Executive Officer
John R. ("Randy") Grow.....................  52    President and Director
Joel R. Kimbrough..........................  42    Senior Vice President, Chief Financial
                                                     Officer and Treasurer
Kyle J. Callahan...........................  34    Senior Vice President and Director
Thomas W. Bell, Jr.........................  49    Senior Vice President, General Counsel and
                                                     Secretary

     Mr. Kimbrough has served as Senior Vice President and Chief Financial Officer and Treasurer of Accredo since it was acquired from LHS in 1996. He has also served as Chief Financial Officer and Director of Nova Factor since its inception in 1990, as Chief Financial Officer of SHS since 1989, and as a Director of SHS since 1996. Previously, Mr. Kimbrough, a certified public accountant, was employed by Ernst & Young LLP from 1980 to 1989.

     Mr. Bell joined Accredo as Senior Vice President and General Counsel in July 1998 and was elected Secretary of the Company in October 1998. Prior to joining the Company, Mr. Bell practiced law from 1976 to 1998 as a member of the firm of Armstrong Allen Prewitt Gentry Johnston & Holmes, PLLC in Memphis, Tennessee, where Mr. Bell represented Nova Factor and SHS since their inception in 1990 and 1983, respectively.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Stevens, Grow, Kimbrough, Bell and Callahan. The terms of such employment agreements expire on August 31, 2001 with respect to Messrs. Stevens, Bell and Kimbrough, and the terms expire on August 31, 2002 with respect to Messrs. Grow and Callahan, although each employment agreement is subject to automatic one-year renewals. The Company may terminate the employment agreements at any time. Each employment agreement provides that in the event the Company terminates the executive's employment without "cause" (as defined therein) and other than by reason of his death or disability, or in the event the executive terminates his employment for "good reason" (as defined therein), the executive shall continue to receive his salary as a severance payment for one year. In addition, upon such termination, Messrs. Stevens, Grow, Kimbrough, Callahan and Bell would be entitled to continue to participate in the Company's benefit plans for a period of one year (or until the commencement of other full-time employment, whichever is earlier).

     The employment agreements entitle Messrs. Stevens, Grow, Kimbrough, Bell and Callahan to annual base salaries which for the twelve month period ending August 31, 2001 are presently set at $308,629, $203,410, $202,137, $191,444, and
$195,632, respectively. Each employment agreement also provides for the payment of an annual bonus of up to 75% of salary with respect to Messrs. Grow, Kimbrough, Callahan and Bell, and up to 100% of salary with respect to Mr. Stevens, based upon the extent to which the Company achieves certain performance goals based upon target earning levels established by the Board of Directors. Each of the employment agreements entitles the executive to all benefits provided by the Company for its senior executives. In addition, the Company has agreed to maintain $500,000 in term life insurance for each of Messrs. Stevens, Grow, Kimbrough and Bell, payable to their respective named beneficiaries.

     Each of the employment agreements prohibits the executive's disclosure and use of confidential information and restricts, for twelve months following termination of employment, the executive's solicitation of certain employees of the Company, conduct of certain business with the Company's five largest suppliers, or competition with the Company.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the annual salaries paid to the Company's Chief Executive Officer and the Company's Named Executive Officers for the fiscal years ended June 30, 1998, 1999, and 2000.

                                                                                            LONG-TERM
                                                                                       COMPENSATION AWARDS
                                                   ANNUAL COMPENSATION              -------------------------
                                        -----------------------------------------   RESTRICTED    SECURITIES
                               FISCAL                             OTHER ANNUAL         STOCK      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR    SALARY($)   BONUS($)   COMPENSATION($)(1)   AWARD(S)($)   OPTIONS(#)    COMPENSATION(5)
---------------------------    ------   ---------   --------   ------------------   -----------   -----------   ---------------
David D. Stevens(2)..........   2000    $284,547    214,326           $--               $--             --          $4,795
  Chairman of the Board and     1999     263,534    132,300            --                --             --           4,224
  Chief Executive Officer       1998     250,938     45,360            --                --             --           4,657
John R. ("Randy") Grow(3)....   2000     189,690     95,051            --                --             --           4,813
  President                     1999     177,780     89,250            --                --             --           4,611
                                1998     167,269     30,600            --                --             --           4,525
Joel R. Kimbrough(4).........   2000     186,364     93,582            --                --             --           5,343
  Senior Vice President,        1999     172,345     86,650            --                --             --           3,782
  Chief Financial Officer and   1998     159,306     29,430            --                --             --           3,587
  Treasurer
Kyle J. Callahan(5)..........   2000     183,294     91,417            --                --             --           3,455
  Senior Vice President         1999     170,983     85,838            --                --             --           3,520
                                1998     160,621     29,430            --                --         60,000           3,740
Thomas W. Bell, Jr.(6).......   2000     178,532     89,460            --                --             --           3,214
  Senior Vice President,        1999     138,923     67,200            --                --         75,000           1,799
  General Counsel and           1998          --         --            --                --             --              --
  Secretary

---------------

(1) Excludes perquisites and other personal benefits which for each Named Executive Officer during any such year did not exceed the lesser of $50,000 or 10% of such individual's salary plus annual bonus.
(2) All other compensation for fiscal year 2000 includes Company contributions of $3,411 under its 401(k) Plan and $1,384 for Company-paid life insurance. All other compensation for fiscal year 1999 includes Company contributions of $3,316 under its 401(k) Plan and $908 for Company-paid life insurance. All other compensation for fiscal year 1998 includes Company contributions of $3,749 under its 401(k) plan and $908 for Company-paid life insurance.
(3) All other compensation for fiscal year 2000 includes Company contributions of $2,644 under its 401(k) Plan and $2,169 for Company-paid life insurance. All other compensation for fiscal year 1999 includes Company contributions of $3,278 under its 401(k) Plan and $1,333 for Company-paid life insurance. All other compensation for fiscal year 1998 includes Company contributions of $3,192 under its 401(k) plan and $1,333 for Company-paid life insurance.
(4) All other compensation for fiscal year 2000 includes Company contributions of $3,339 under its 401(k) Plan and $2,004 for Company-paid life insurance. All other compensation for fiscal year 1999 includes Company contributions of $3,104 under its 401(k) Plan and $678 for Company-paid life insurance. All other compensation for fiscal year 1998 includes Company contributions of $2,909 under its 401(k) plan and $678 for Company-paid life insurance.
(5) All other compensation for fiscal year 2000 includes Company contributions of $3,311 under its 401(k) Plan and $144 for Company-paid life insurance. All other compensation for fiscal year 1999 includes Company contributions of $3,376 under its 401(k) Plan and $144 for Company-paid life insurance. All other compensation for fiscal year 1998 includes Company contributions of $3,592 under its 401(k) Plan and $148 for Company-paid life insurance.
(6) All other compensation for fiscal year 2000 includes Company contributions of $1,890 under its 401(k) Plan and $1,324 for Company-paid life insurance. All other compensation for fiscal year 1999 includes Company contributions of $775 under its 401(k) Plan and $1,024 for Company-paid life insurance. Mr. Bell joined the Company in July 1998 and received a prorated salary during the fiscal year ended June 30, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The Company did not grant stock options to the Named Executive Officers during the fiscal year ended June 30, 2000.

            AGGREGATED OPTION EXERCISES IN 2000 AND YEAR-END VALUES

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table summarizes options exercised during fiscal year 2000 and presents the value of unexercised options held by the Named Executive Officers at fiscal year end (1):

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                             NUMBER OF                        OPTIONS HELD AT               OPTIONS HELD AT
                              SHARES                           JUNE 30, 2000               JUNE 30, 2000(3)
                            ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                         EXERCISE     REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   -----------   -----------   -------------   -----------   -------------
David D. Stevens..........    121,000     $2,531,500      225,071        61,073       $7,328,874     $1,988,690
John R. ("Randy") Grow....     95,025      2,610,653       78,010        30,536        2,540,201        994,329
Joel R. Kimbrough.........     52,500      1,117,800      120,535        30,536        3,924,921        994,329
Kyle J. Callahan..........         --             --       35,625        24,375        1,088,789        744,961
Thomas W. Bell, Jr........     24,375        524,212       13,125        37,500          401,133      1,146,094

---------------

(1) The table reflects the impact of a 3 for 2 stock split that occurred during fiscal year 2000.
(2) Based upon the difference between fair market value and the exercise price on the exercise dates.
(3) Based upon the closing price of the Common Stock of $34.5625 per share as reported on the NASDAQ National Market on June 30, 2000, less the exercise price of the options.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

     This report is submitted by the Company's Compensation Committee at the direction of the Board of Directors. It provides information regarding the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers. The Compensation Committee of the Board of Directors is responsible for reviewing and approving compensation for the Company's executive officers. The Compensation Committee is composed of two non-employee directors. Because the Compensation Committee believes that each executive officer has the potential to affect the short-term and long-term profitability of the Company, the Committee places considerable importance on the task of creating and implementing the Company's executive compensation program.

     The Company's executive compensation program is focused on stockholder value, the overall performance of the Company, the effect of the executive's performance on the success of the Company and the individual performance of the particular executive.

COMPENSATION PHILOSOPHY

     The Compensation Committee's philosophy is to integrate the compensation of the Company's executive officers with corporate performance. The Committee's objectives are to (i) measure executive performance against short-term and long-term goals, (ii) treat employees fairly and, at the same time, be cost effective, (iii) reward performance, (iv) recognize individual initiative and achievements, (v) foster teamwork within the Company so that employees share in the rewards and risks of the Company, and (vi) assure that executive compensation will be tax deductible to the maximum extent permissible. The Compensation Committee is also focused on assisting the Company in attracting, motivating, and retaining qualified executives, and aligning the incentives of management with the interests of stockholders. In administering the compensation policies and programs used by the Compensation Committee and endorsed by the Board of Directors, the Compensation Committee reviews and approves:

     - total compensation of executive officers in relation to Company performance;

     - long-term incentive compensation in the form of stock awards; and

     - cash or other bonuses based upon a percentage of annual salary to motivate and retain high quality executive officers.

     The compensation program of the Company currently consists of base salary, annual incentive compensation in the form of cash bonuses, and options. Because the Company's compensation plan involves incentives contingent upon the Company's performance and individual performance, an executive officer's actual compensation level in any particular year may be above or below that of similarly situated officers of competitors. The Compensation Committee reviews each element of executive compensation annually.

     The key components of the Company's executive compensation program are described below.

BASE SALARY

     The Compensation Committee, along with the CEO of the Company, reviews and approves an annual salary plan for the Company's executive officers following a merit review conducted by the CEO. The salary plan is developed by the Company's CEO. Many subjective factors are included in determining the executive's base salary, such as (i) the executive officer's responsibilities, (ii) the scope of the position, (iii) experience and length of service with the Company, (iv) individual efforts and performance within the Company, the industry and the community, (v) team building skills consistent with the Company's best interests, (vi) observance of the Company's ethics and compliance program, (vii) salaries paid by competitive companies to officers in similar positions, and
(viii) base compensation paid to other Company executives. While these subjective factors are then integrated with other objective factors, including the Company's net income, earnings per share, return on equity, and growth, the overall assessment is primarily a subjective one, intended to reflect the level of responsibility and individual performance of the particular executive officer.

BONUSES

     The Compensation Committee believes that a significant portion of the total cash compensation for executive officers should be based on the Company's achievement of specific performance criteria, including earnings, and that a significant part of the cash compensation package should be at risk. Accordingly, executive officers of the Company receive a cash bonus based on a percentage of annual base salary if the Company meets an annual performance target. The performance targets are established and communicated at the beginning of each year. The executive officers' performance targets have historically been, and are contractually, based on the achievement by the Company of earnings per share goals. Bonuses for executive officers can be as much as 100% of base salary with respect to Mr. Stevens and as much as 75% of base salary with respect to other executives, depending on the percentage of the earnings per share goal that is achieved. The calculation of the percentage of annual base salary to be paid as bonus upon achievement of a certain percentage of the goal for that year is set out in each executive's employment contract.

LONG-TERM COMPONENT -- STOCK INCENTIVE PLANS

     To date, the Company has relied primarily upon stock option awards to provide long-term incentives for executives and to align executives' incentives more closely with the interests of stockholders. The Compensation Committee continues to believe that stock option awards have been and remain an excellent vehicle for providing financial incentives for management. In addition to the 1996 Option Plan, the Company has also adopted the Accredo Health, Incorporated 1999 Long-Term Incentive Plan which is also administered by the Compensation Committee. The Company's stock incentive plans permit the Company to issue stock options or other stock based awards to officers, key employees, and directors of the Company. Subject to general limits prescribed by the stock incentive plans, the Compensation Committee has the authority to determine the individuals to whom stock awards will be granted, the terms of the awards, and the number of shares subject to each award. The size of any particular stock award is based upon the executive's position and the executive's individual performance during the related evaluation period. Because the option exercise price is the price of stock on the date of grant and the options generally carry a ten-year life, under a stock option award executives benefit only if the value of the Company's Common Stock increases.

     The Company has historically divided its options into two traunches. Tranche A options previously granted vest over time while the exercisability of previously granted Tranche B options accelerate if the Company achieves certain preset performance goals. Thus, executives with stock options are rewarded for their efforts to improve short and long-term performance. In this way, the financial interests of management are aligned with those of the Company's stockholders. For this reason, the Company uses stock options as its predominant long-term incentive program.

     As a result of the financial performance achieved by the Company during the fiscal year ended June 30, 1999, the Board of Directors and Compensation Committee approved the vesting on September 1, 1999 of 50% of outstanding Tranche B options granted to the executives and the vesting of the remaining 50% of outstanding Tranche B options on September 1, 2000.

     Executive officers of the Company may also participate in the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan"). Executive officers are entitled to participate in the Stock Purchase Plan on the same terms as non-executive employees who meet the applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the Stock Purchase Plan. All contributions to the Stock Purchase Plan are made or invested in the Company's Common Stock. These features are intended to align further the executives' and stockholders' long-term financial interests.

OTHER BENEFITS

     The Company's executives are also entitled to participate in (i) the Company's self insured group medical plan, and (ii) the Company's 401(k) plan. In addition, the Company maintains $500,000.00 in term life insurance for each of Messrs. Stevens, Grow, Kimbrough and Bell, payable to their respective named beneficiaries. The Company makes only nominal use of perquisites in compensating its executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee's basis for compensation of the Chief Executive Officer, David D. Stevens, is based on the compensation philosophy discussed above. Mr. Stevens participates in the same executive compensation plans available to the other executive officers. For the twelve months ending August 31, 2001, the Compensation Committee set the base salary of Mr. Stevens at $308,629. The compensation level established for Mr. Stevens was in response to the Committee's and the Board's assessments of the Company's performance and accomplishments in fiscal 2000, as well as Mr. Stevens' position in the Company and the nature of his responsibilities and contributions. The Committee considered Mr. Stevens' performance in terms of the Company's success in meeting its performance targets, from both an operational and a financial standpoint, and in executing its strategic plan. The Committee also considered the Company's performance relative to its peers and competitors in the industry in evaluating Mr. Stevens' compensation.

FEDERAL INCOME TAX DEDUCTIBILITY LIMITATIONS

     The Compensation Committee intends to use its best efforts to structure future compensation so that executive compensation paid by the Company is fully deductible in accordance with Section 162(m) of the Internal Revenue Code enacted in 1993, which generally disallows a tax deduction to public companies for compensation over $1 million paid to certain executive officers unless certain conditions are met. However, the Compensation Committee may, in a particular case, decide to approve compensation that may prove not to be deductible.

SUMMARY

     The Compensation Committee believes that the Company's compensation policies are strongly linked to the Company's performance and the enhancement of stockholder value. The Compensation Committee intends to continually evaluate the Company's compensation policies and plans to ensure that they are appropriately configured to align the interest of officers and stockholders and that the Company can attract, motivate, and retain talented management personnel.

Submitted by the Compensation Committee of the Company's Board of Directors.

Kenneth J. Melkus
Patrick J. Welsh

                               STOCKHOLDER RETURN
                               PERFORMANCE GRAPH

     The following is a comparative performance graph that compares the percentage change of cumulative total stockholder return on the Company's Common Stock with (a) the performance of a broad equity market indicator and (b) the performance of a published industry index or peer group. The following graph compares the percentage change of cumulative total stockholder return on the Company's Common Stock with (1) the Nasdaq Stock Market Index (the "Broad Index") and (2) the Chase H&Q Healthcare Index (the "Industry Index"). The graph begins on April 16, 1999, the date on which the Company's Common Stock first began trading on the Nasdaq National Market. For purposes of preparing the graph, the Company assumed that an investment of $100 was made on April 16, 1999 in each of Company's Common Stock, the Broad Index, and the Industry Index and that all dividends, if any, were reinvested at the time they were paid.

     The Chase H&Q Healthcare Index is comprised of approximately 100 stocks of publicly traded healthcare related companies in the Biotechnology, Pharmaceuticals, Diagnostics and Imaging, Medical Products, and Healthcare Services sectors. The components of the index portfolio are intended to be a broad representative sample of the public companies in this specific industry sector. Management believes that the Index includes companies that are comparable to the Company in terms of their businesses, size and market characteristics.

     The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of the Company's Common Stock.

                COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN*
       AMONG ACCREDO HEALTH INCORPORATED, THE NASDAQ STOCK MARKET (U.S.)
                   INDEX, AND THE CHASE H&Q HEALTHCARE INDEX

                                                     ACCREDO HEALTH,           NASDAQ STOCK MARKET
                                                      INCORPORATED                   (U.S.)              CHASE H & Q HEALTHCARE
                                                     ---------------           -------------------       ----------------------
4/16/99                                                  100.00                      100.00                      100.00
6/99                                                     204.69                      108.27                      110.73
9/99                                                     196.88                      110.90                      103.10
12/99                                                    192.19                      163.91                      120.37
3/00                                                     310.54                      184.02                      134.56
6/00                                                     324.02                      159.94                      155.16

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Melkus and Welsh presently serve as members of the Compensation Committee of the Board of Directors and Messrs. Paul and Welsh served on the Compensation Committee during the fiscal year ended

June 30, 1999. None of Messrs. Melkus, Welsh or Paul, nor any executive officer of the Company, serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEASE OF REAL PROPERTY

     Pursuant to a lease agreement dated September 1, 1994 and amended on March 1, 1997 and May 25, 1999, the Company's subsidiary, HHS, leases from the mother of Kyle J. Callahan (who is currently a director and executive officer of the Company and HHS) approximately 28,000 square feet of administrative and other space located at 6820 Charlotte Pike, Nashville, Tennessee. The lease contains an initial term of 5 years and a five-year renewal option. The initial 5 year term expired October 31, 1999. During fiscal 2000, HHS paid Mr. Callahan's mother $409,064 under this lease. The Company believes that the foregoing Lease was obtained on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

PAYMENT OF ESCROWED FUNDS

     In June 1997, the Company purchased all of the outstanding shares of common stock of HHS. The mother of Kyle J. Callahan (currently a director and executive officer of the Company and HHS) was a significant stockholder of HHS. Part of the consideration received by the selling shareholders was placed in two escrow accounts to secure potential indemnification claims for breaches of the seller's representations and warranties and to satisfy certain accounts payable of HHS that had not been resolved at closing. $620,401 continues to be held in escrow pending resolution of certain pending matters.

COMPANY POLICY

     The Company has adopted a policy pursuant to which transactions with affiliates (other than those entered into in connection with the formation of the Company) must be reviewed by the Audit Committee and approved by a majority of the disinterested members of the Board of Directors and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16 of the Exchange Act, the Company's directors, executive officers and any person holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC and the Nasdaq National Market. These persons also are required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company must report in this Proxy Statement any failure to make required filings in 2000. Based solely on a review of the reports furnished to the Company or written representations from the Company's directors, officers, and ten percent beneficial owners, all reporting requirements were satisfied.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Stockholders of the Company wishing to submit a proposal for action at the Company's 2001 annual meeting of stockholders and to have the proposal included in the Company's proxy materials relating to that meeting, must deliver their proposals to the Company at its principal offices not later than June 22, 2001. Additional legal requirements apply to any inclusion of stockholder proposals in proxy materials of the Company.

     In order to be considered at the 2001 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company's By-Laws. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before an annual shareholders' meeting. Specifically, the By-Laws provide that for a shareholder to nominate a person for election to the Company's Board of Directors, the shareholder must be entitled to vote for the election of directors at the meeting and must give timely written notice of the nomination to the Secretary of the Company. The By-Laws also provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must give timely written notice thereof to the Secretary of the Company. In order to be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting. In the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

     The specific requirements of these advance notice and eligibility provisions are set forth in Section 11 and Section 12 of Article II of the Company's By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary of the Company at the principal executive offices of the Company.

                                 ANNUAL REPORTS

     The Company's fiscal 2000 Annual Report to stockholders is being mailed to the Company's stockholders with this Proxy Statement. The Annual Report is not part of the proxy soliciting material.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 as filed with the Securities and Exchange Commission may be obtained by any stockholder, free of charge, upon written request to the Office of the Secretary, Accredo Health, Incorporated, 1640 Century Center Parkway, Suite 101, Memphis, Tennessee 38134.

                                 OTHER MATTERS

     The management of the Company knows of no other matters to be presented and acted upon at the Annual Meeting other than those set forth in the accompanying notice. However, if any other matters requiring a vote of the stockholders should properly come before the Annual Meeting or any adjournment thereof, each proxy will be voted with respect thereto in accordance with the best judgment of the proxy holder.

                                                                      APPENDIX A

                                   ARTICLE IV

                                 CAPITAL STOCK

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000 shares, consisting of (a) 5,000,000 shares of preferred stock, $1.00 par value, which shares shall be issued from time to time in one or more series, at the discretion of the Board of Directors (the "Undesignated Preferred Stock"), and (b) 50,000,000 shares of Common Stock, $.01 par value ("Common Stock"). Cross references in each Subdivision A through B of this ARTICLE IV refer to the Sections within such Subdivision unless otherwise indicated.

     The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

                        A. Undesignated Preferred Stock

     The Undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to provide for the issuance of shares of Undesignated Preferred Stock in series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (i) the designation of the series, which may be by distinguishing number, letter or title;

          (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

          (iii) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

          (iv) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

          (v) the price or prices (or method of determining such price or prices) at which the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

          (vi) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (vii) the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

          (viii) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

          (ix) restrictions on the issuance of shares of the same series or of any other class or series, if any; and

          (x) the voting rights, if any, of the holders of shares of the series.

                                B. Common Stock

     1. Dividends. The holders of shares of Common Stock shall be entitled to receive such dividends as from time to time many be declared by the Board of Directors of the Corporation, subject to the provisions of the Preferred Stock Designation of any Undesignated Preferred Stock.

     2. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Common Stock shall be entitled, to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders, subject to the provisions of the Preferred Stock Designation of any Undesignated Preferred Stock.

     3. Voting. Each holder of Common Stock shall be entitled to one vote per share.

                                                                      APPENDIX B

                          ACCREDO HEALTH, INCORPORATED
               AMENDED AND RESTATED 1999 LONG-TERM INCENTIVE PLAN

                                   ARTICLE I

                                    PURPOSE

     1.1. General. The purpose of the Accredo Health, Incorporated 1999 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Accredo Health, Incorporated (the "Corporation"), by linking the personal interests of its employees, officers, consultants and directors to those of Corporation stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of employees, officers, consultants and directors upon whose judgment, interest, and special effort the successful conduct of the Corporation's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors, and consultants; provided, however, to the extent necessary to preserve the employee benefits plan exemption under applicable state blue sky laws, no non-employee director or consultant of the Corporation will be eligible to receive Awards under the Plan until such time, if any, as the Corporation's common stock shall be traded on a national securities exchange or on the Nasdaq National Market.

                                   ARTICLE 2

                                 EFFECTIVE DATE

     2.1. Effective Date. The Plan shall be effective as of the date upon which it shall be approved by the Board. However, the Plan shall be submitted to the stockholders of the Corporation for approval within 12 months of the Board's approval thereof. No Incentive Stock Options granted under the Plan may be exercised prior to approval of the Plan by the stockholders and if the stockholders fail to approve the Plan within 12 months of the Board's approval thereof, any Incentive Stock Options previously granted hereunder shall be automatically converted to Non-Qualified Stock Options without any further act. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m). Any such Awards shall be contingent upon the stockholders having approved the Plan.

                                   ARTICLE 3

                                  DEFINITIONS

     3.1. Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

          (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

          (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (c) "Board" means the Board of Directors of the Corporation.

          (d) "Change in Control" means and includes each of the following:

             (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on the Effective Date the beneficial owner of 25% or more of the Outstanding Corporation Voting Securities, (ii) any acquisition directly from the Corporation,
        (iii) any acquisition by the Corporation, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

             (2) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

             (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

             (4) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Committee" means the committee of the Board described in Article
     4.

          (g) "Corporation" means Accredo Health, Incorporated, a Delaware corporation.

          (h) "Covered Employee" means a covered employee as defined in Code
     Section 162(m)(3), provided that no employee shall be a Covered Employee until the deduction limitation of Code

     Section 162(m) are applicable to the Corporation and any reliance period under Code Section 162(m) has expired, as described in Section 16.15 hereof.

          (i) "Disability" shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

          (j) "Dividend Equivalent" means a right granted to a Participant under
     Article 11.

          (k) "Effective Date" has the meaning assigned such term in Section
     2.1.

          (l) "Fair Market Value", on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

          (m) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (n) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

          (o) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

          (p) "Other Stock-Based Award" means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

          (q) "Parent" means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. For Incentive Stock Options, the term shall have the same meaning as set forth in Code Section 424(e).

          (r) "Participant" means a person who, as an employee, officer, consultant or director of the Corporation or any Subsidiary, has been granted an Award under the Plan.

          (s) "Performance Unit" means a right granted to a Participant under
     Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          (t) "Plan" means the Accredo Health, Incorporated 1999 Long-Term Incentive Plan, as amended from time to time.

          (u) "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

          (v) "Retirement" means a Participant's voluntary termination of employment with the Corporation, Parent or Subsidiary after attaining age 55.

          (w) "Stock" means the $.01 par value common stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 14.

          (x) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

          (y) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. For Incentive Stock Options, the term shall have the meaning set forth in Code Section 424(f).

          (z) "1933 Act" means the Securities Act of 1933, as amended from time to time.

          (z) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

                                   ARTICLE 4

                                 ADMINISTRATION

     4.1. Committee. The Plan shall be administered by the Compensation Committee of the Board or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of two or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Corporation, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

     4.2. Action by the Committee. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

     4.3. Authority of Committee. The Committee has the exclusive power, authority and discretion to:

          (a) Designate Participants;

          (b) Determine the type or types of Awards to be granted to each Participant;

          (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

          (e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

          (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (h) Decide all other matters that must be determined in connection with an Award;

          (i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

          (k) Amend the Plan or any Award Agreement as provided herein.

     4.4. Decisions Binding. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                   ARTICLE 5

                           SHARES SUBJECT TO THE PLAN

     5.1. Number of Shares. Subject to adjustment as provided in Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be 2,250,000, of which not more than 10% may be granted as Awards of Restricted Stock or unrestricted Stock Awards.

     5.2. Lapsed Awards. To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

     5.3. Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     5.4. Limitation on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 14.1), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 500,000. The maximum fair market value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $2,000,000.

                                   ARTICLE 6

                                  ELIGIBILITY

     6.1. General. Awards may be granted only to individuals who are employees, officers, consultants or directors of the Corporation or a Parent or Subsidiary; provided, however, that to the extent necessary to preserve the employee benefits plan exemption under applicable state blue sky laws, no non-employee director or consultant of the Corporation will be eligible to receive Awards under the Plan until such time, if any, as the Corporation's common stock shall be traded on a national securities exchange or on the Nasdaq National Market.

                                   ARTICLE 7

                                 STOCK OPTIONS

     7.1. General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of the grant.

          (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable at an earlier date.

          (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided that if shares of Stock surrendered in payment of the exercise price were themselves acquired otherwise than on the open market, such shares shall have been held by the Participant for at least six months.

          (d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

          (e) Additional Options Upon Exercise. The Committee may, in its sole discretion, provide in an Award Agreement, or in an amendment thereto, for the automatic grant of a new Option to any Participant who delivers shares of Stock as full or partial payment of the exercise price of the original Option. Any new Option granted in such a case (i) shall be for the same number of shares of Stock as the Participant delivered in exercising the original Option, (ii) shall have an exercise price of 100% of the Fair Market Value of the surrendered shares of Stock on the date of exercise of the original Option (the grant date for the new Option), and (iii) shall have a term equal to the unexpired term of the original Option.

     7.2. Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

          (a) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

          (b) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

          (c) Lapse of Option. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if the Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

             (1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

             (2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

             (3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant's termination of employment; provided, however, that if the Participant's employment is terminated by the Corporation for cause or by the Participant without the consent of the Corporation, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

             (4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant's termination of employment.

             (5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's estate.

          Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 13, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant's termination of employment.

          (d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

          (e) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

          (f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

          (g) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

          (h) Directors. The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Corporation or Parent or Subsidiary but only in that individual's position as an employee and not as a director.

                                   ARTICLE 8

                           STOCK APPRECIATION RIGHTS

     8.1. Grant of SARS. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

          (a) Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

             (1) The Fair Market Value of one share of Stock on the date of exercise; over

             (2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant.

          (b) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

                                   ARTICLE 9

                               PERFORMANCE UNITS

     9.1. Grant of Performance Units. The Committee is authorized to grant Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Units granted to each Participant. All Awards of Performance Units shall be evidenced by an Award Agreement.

     9.2. Right to Payment. A grant of Performance Units gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Units are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Units in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Units that will be paid to the Participant.

     9.3. Other Terms. Performance Units may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

                                   ARTICLE 10

                            RESTRICTED STOCK AWARDS

     10.1. Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

     10.2. Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

     10.3. Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

     10.4. Certificates for Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                                   ARTICLE 11

                              DIVIDEND EQUIVALENTS

     11.1. Grant of Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

                                   ARTICLE 12

                            OTHER STOCK-BASED AWARDS

     12.1. Grant of Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

                                   ARTICLE 13

                        PROVISIONS APPLICABLE TO AWARDS

     13.1. Stand-Alone, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     13.2. Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 14.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made and after taking into account the tax, securities and accounting effects of such an exchange.

     13.3. Term of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

     13.4. Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

     13.5. Limits on Transfer. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation,
(ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable Awards.

     13.6. Stock Certificates. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

     13.7. Acceleration Upon Death, Retirement or Disability. Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death, Retirement or Disability during his employment or service as a consultant or director, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

     13.8. Acceleration Upon a Change In Control. Except as otherwise provided in the Award Agreement, upon the occurrence of a Change in Control, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse; provided, however that such acceleration will not occur if, in the opinion of the Corporation's accountants, such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

     13.9. Acceleration Upon Certain Events not Constituting a Change in Control. In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control (as defined in Section 3.1) but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to be fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

     13.10. Acceleration for Any Other Reason. Regardless of whether an event has occurred as described in Section 13.8 or 13.9 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.10.

     13.11. Effect of Acceleration.  If an Award is accelerated under Section
13.8 or 13.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

     13.12. Performance Goals. The Committee may (but need not) determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Corporation or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets,
(b) the Company's total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (c) the Corporation's, Parent's or Subsidiary's stock price, (d) the achievement by an individual or a business unit of the Corporation, Parent or Subsidiary of a specified target, or target growth in, revenues, net income or earnings per share, (e) the achievement of objectively determinable goals with respect to service or product delivery, service or product quality, customer satisfaction, meeting budgets and/or retention of employees or (f) any combination of the goals set forth in (a) through (e) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder) and the Committee may for any reason reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

     13.13. Termination of Employment. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Corporation, or transfers from one Parent or Subsidiary to another Parent or Subsidiary.

                                   ARTICLE 14

                          CHANGES IN CAPITAL STRUCTURE

     14.1. General. In the event a stock dividend is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Corporation or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award, or, subject to Section 15.2, there shall be made such other equitable adjustment as the Committee shall approve.

                                   ARTICLE 15

                    AMENDMENT, MODIFICATION AND TERMINATION

     15.1. Amendment, Modification and Termination. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

     15.2. Awards Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

                                   ARTICLE 16

                               GENERAL PROVISIONS

     16.1. No Rights to Awards. No Participant or any eligible participant shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or eligible participants uniformly.

     16.2. No Stockholder Rights. No Award gives the Participant any of the rights of a stockholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with such Award.

     16.3. Withholding. The Corporation or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

     16.4. No Right to Continued Service. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Subsidiary to terminate any Participant's employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Corporation or any Parent or Subsidiary.

     l6.5. Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Subsidiary.

     16.6. Indemnification. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

     16.7. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Parent or Subsidiary unless provided otherwise in such other plan.

     16.8. Expenses. The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries.

     16.9. Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     16.10. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     16.11. Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

     16.12. Government and Other Regulations. The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock paid under the Plan. The shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     16.13. Governing Law. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Tennessee.

     16.14. Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

     16.15. Code Section 162(m). The deduction limits of Code Section 162(m) and the regulation thereunder do not apply to the Corporation until such time, if any, as any class of the Corporation's common equity securities is registered under Section 12 of the 1934 Act or the Corporation otherwise meets the definition of a "publicly held corporation" under Treasury Regulation 1.162-27(c) or any successor provision. Upon becoming a publicly held corporation, the deduction limits of Code Section 162(m) and the regulations thereunder shall not apply to compensation payable under this Plan until the expiration of the reliance period described in Treasury Regulation 1.162-27(f) or any successor regulation.

     The foregoing is hereby acknowledged as being the Accredo Health, Incorporated 1999 Long-Term Incentive Plan as adopted by the Board of Directors of the Corporation on April 9, 1999 and approved by the stockholders of the Corporation on April 12, 1999.

                                          Accredo Health, Incorporated

                                          By:    /s/ THOMAS W. BELL, JR.
                                            ------------------------------------
                                            Its: Senior Vice President and
                                              Secretary

                          ACCREDO HEALTH, INCORPORATED

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   The undersigned hereby appoints Thomas W. Bell, Jr. and Joel R. Kimbrough as Proxies, each with power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all the shares of Common Stock of ACCREDO HEALTH, INCORPORATED held of record by the undersigned on September 18, 2000, at the Annual Meeting of Stockholders to be held on November 16, 2000, and at any adjournment.

 The Board of Directors recommends a vote "FOR" all of the following proposals:

1. ELECTION OF DIRECTORS. On the proposal to elect the following slate of Class II Directors to serve until the 2003 annual meeting of stockholders and until their successors are elected and qualified:

                       Kyle J. Callahan and Dick R. Gourley

  [ ] FOR ALL NOMINEES LISTED ABOVE     [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL
                                            NOMINEES LISTED BELOW

  (INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

  ------------------------------------------------------------------------------

2. SELECTION OF AUDITORS. On the proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2001:

  [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

3. APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK. To approve the proposed amendment to the Company's Amended and Restated Certificate of Incorporation which increases the number of authorized shares of Common Stock from 30,000,000 to 50,000,000:

  [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

4. APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO ELIMINATE NON-VOTING COMMON STOCK. To approve the proposed amendment to the Company's Amended and Restated Certificate of Incorporation to eliminate Non-Voting Common Stock:

  [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

5. APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO ELIMINATE SERIES A CUMULATIVE PREFERRED STOCK. To approve the proposed amendment to the Company's Amended and Restated Certificate of Incorporation to eliminate Series A Cumulative Preferred Stock:

  [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

6. APPROVAL OF AN AMENDMENT TO THE ACCREDO HEALTH, INCORPORATED 1999 LONG-TERM INCENTIVE PLAN THAT WOULD INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE FROM 750,000 TO 2,250,000. To approve the proposed amendment to the Company's 1999 Long-Term Incentive Plan to increase the number of shares available for issuance from 750,000 to 2,250,000:

  [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

7. OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for all nominees for director listed above and for proposals 2 through 6 above.

                                             Dated
                                             -----------------------------------

                                             Please sign exactly as name appears
                                             below. When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             a corporation, please sign in full
                                             corporate name by President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

                                             -----------------------------------
                                             Address Change Requested

                                             -----------------------------------
                                             Signature

                                             -----------------------------------
                                             Signature if held jointly